UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2022
ASURE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-34522	74-2415696
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3700 N. Capital of Texas Hwy #350 Austin, Texas		78746
(Address of principal executive offices)		(Zip Code)

512-437-2700
(Registrant’s Telephone Number, including Area Code)
None
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ASUR	The Nasdaq Capital Market
Series A Junior Participating Preferred Share Purchase Rights	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement

On April 14, 2022, the Board of Directors (the “Board”) of Asure Software, Inc. (the “Company”) approved a Third Amended and Restated Rights Agreement (the “Third Amended Rights Agreement”), to be dated effective October 28, 2022, subject to the approval of the Company’s stockholders. On May 31, 2022, the Third Amended Rights Agreement was approved by the stockholders at the 2022 Annual Meeting of Stockholders.

The Third Amended Rights Agreement is identical to the Second Amended and Restated Rights Agreement dated April l7, 2019, except that, it extends the Final Expiration Date (as defined in the Third Amended Rights Agreement), from October 28, 2022, to October 28, 2025.

The foregoing summary of the Third Amended Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amended Rights Agreement, which is filed as Exhibit 4.1 incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 is incorporated herein by reference in its entirety.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 31, 2022, we held our 2022 Annual Meeting of Stockholders, at which stockholders voted on proposals to (i) elect the seven directors listed below, each to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified; (ii) ratify the Audit Committee’s appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2022; (iii) approve the Asure Software, Inc. Third Amended and Restated Rights Agreement; (iv) approve the amendment to the Asure Software, Inc. 2018 Incentive Award Plan; and, (v) approve, on a non-binding advisory basis, the compensation of our named executive officers. There were 16,348,944 shares of common stock represented either in person or by proxy at the meeting.

The final voting results for each of the proposals are as follows:

Election of Directors (Item 1): The stockholders elected the following individuals as directors of the Company with the following votes:

	Votes For	Votes Withheld	Broker Non-Votes
Benjamin Allen	13,547,774	70,867	2,730,303
W. Carl Drew	13,547,832	70,809	2,730,303
Daniel Gill	13,502,590	116,051	2,730,303
Patrick Goepel	13,375,439	243,202	2,730,303
Grace Lee	13,463,675	154,966	2,730,303
Bradford Oberwager	13,547,667	70,974	2,730,303
Bjorn Reynolds	11,570,016	2,048,625	2,730,303
Ratification of the Audit Committee’s appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2022 (Item 2): The stockholders ratified the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2022. The proposal was supported by 99.84% of the votes cast “for” or “against” it, including abstentions.

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,324,235	20,723	3,986	0

Approval of the Asure Software, Inc. Third Amended and Restated Rights Agreement (Item 3): The stockholders approved the third amended and restated rights agreement to be dated effective October 28, 2022. The proposal was supported by 96.54% of the votes cast “for” or “against” it, including abstentions.

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,147,778	461,667	9,196	2,730,303

Approval of the amendment to the Asure Software, Inc. 2018 Incentive Award Plan (Item 4): The stockholders approved the amendment to the Asure Software, Inc. 2018 Incentive Award Plan. The proposal was support by 69.11% of the votes cast “for” or “against” it, including abstentions.

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,412,420	4,192,248	13,973	2,730,303

Approval, on a non-binding advisory basis, of the compensation of our named executive officers (Item 5): On an advisory basis, the stockholders approved the compensation of the Company’s named executive officers. The proposal was supported by 91.97% of the votes cast “for” or “against” it, including abstentions.

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,525,238	288,715	804,688	2,730,303

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Third Amended and Restated Rights Agreement between Asure Software, Inc. and American Stock Transfer & Trust Company, LLC effective October 28, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: June 3, 2022	By:	/s/ John Pence
Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer